Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-11717 on Form S-3 of our report dated March 16, 2006, relating to the consolidated statements of income, common stockholders' equity and comprehensive income, and cash flows of Middlesex Water Company, appearing in this Annual Report on Form 10-K of Middlesex Water Company for the year ended December 31, 2007.

/s/ DELOITTE & TOUCHE LLP

Parsippany, New Jersey
March 10, 2008